UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2025

SCIENTURE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39199	46-3673928
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

20 Austin Blvd.

Commack, NY 11725

(Address of Principal Executive Offices)

(866) 468-6535

(Registrant’s Telephone Number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	SCNX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 27, 2025, Scienture Holdings, Inc., a Delaware corporation (the “Company”), entered into an Indemnification Agreement with each of the following directors and officers: Mayur Doshi, Donald Fell, Shankar Hariharan, Subbarao Jayanthi, and Narasimhan Mani. The form of Indemnification Agreement is substantially the same for each director.

Each Indemnification Agreement provides, among other things and subject to certain limitations in the Indemnification Agreement, that the Company will (1) hold harmless and indemnify the director or officer, if he is, or is threatened to be made, a party to a Proceeding (as defined in the Indemnification Agreement); (2) hold harmless and indemnify the director or officer against all Expenses (as defined in the Indemnification Agreement) actually and reasonably incurred in connection with a Proceeding to the extent that the director or officer is successful in such Proceeding or in defense of any claim, issue, or matter therein; (3) reimburse the director or officer for all Expenses actually and reasonably incurred by the director or officer if he is a witness in any Proceeding or receives a subpoena with respect to any Proceeding as a result of his Corporate Status (as defined in the Indemnification Agreement); advance Expenses incurred by a director or officer in connection with any Proceeding; and (4) ensure that the officer or director is covered under any insurance policy maintained by the Company that provides liability insurance for directors, managers, partners, officers, employees, agents, or trustees of the Company. The rights provided to each director under the Indemnification Agreement are in addition to any rights he may have under applicable law and the Company’s Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as amended.

The foregoing description of the Indemnification Agreements does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of each Indemnification Agreement, the form of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTURE HOLDINGS, INC.

	By:	/s/ Dr. Narasimhan Mani
Dr. Narasimhan Mani
Co-Chief Executive Officer

Date: July 3, 2025